SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
March 18, 2011 Date of Report (Date of Earliest Event Reported) Commission File No. 0-29935 CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

5440 West Sahara Suite 205, Las Vegas, NV 89146
(Address of principal executive offices)(Zip code)

Company’s telephone number, including area code: (702) 448-1543

ITEM 3.02 Unregistered Sales of Equity Securities.

On March 18, 2011, Crown Equity Holdings Inc. (the “Company”) sold 600,000 shares of its Series A Preferred Stock to an unrelated third-party for $600,000.   The terms of the Series A Preferred Stock provide that the holder can convert the Preferred A Shares to common at its option.  If the Series A Stock were converted to common stock, the number of common shares issuable would be 60,000,000 shares.  The proceeds of the stock sale will be utilized to fund the Company’s newly created subsidiary, CRWE Real Estate Inc.

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2011, the Board of Directors of the Company approved the filing of an amendment to the Company’s previously filed Certificate of Designation for its Series A Preferred Stock.  The amendment was filed on March 10, 2011.  Previously, the Company had authorized 25,000 shares of its Series A Preferred Stock with each Series A share convertible into ten thousand (10,000) shares of the Company’s common stock.  The Board of Directors amended the Series A Preferred Stock by increasing the number of shares of the class to 1,000,000 shares, each convertible into 100 shares of common stock at the holder’s option.   A copy of the amended Certificate of Designation is attached hereto as an exhibit.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3(iii)*	Amendment to Certificate of Designation for Series A Preferred Stock

*filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2011	CROWN EQUITY HOLDINGS INC.

	By:	/s/ Kenneth Bosket
Kenneth Bosket, CEO